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                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of FPA Medical Management, Inc. of our report dated September 30, 1996 related to the combined financial statements of Foundation Health Medical Services and Affiliates for the Years Ended June 30, 1994, 1995 and 1996 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to related party transactions) and contained in Registration Statement No. 33-13535 of FPA Medical Management, Inc. on Form S-4 under the Securities Act of 1933.


DELOITTE & TOUCHE LLP
Sacramento, CA.


January 8, 1997